Exhibit 99.1
Zoom Video Communications Reports Fourth Quarter and Fiscal Year 2021 Financial Results
•Fourth quarter total revenue of $882.5 million, up 369% year-over-year; full fiscal year total revenue of $2,651.4 million, up 326% year-over-year
•Fourth quarter GAAP income from operations of $256.1 million, up 2327% year-over-year; full fiscal year GAAP income from operations of $659.8 million, up 5097% year-over-year
•Fourth quarter non-GAAP income from operations of $360.9 million, up 839% year-over-year; full fiscal year non-GAAP income from operations of $983.3 million, up 1009% year-over-year
•Fourth quarter operating cash flow of $399.4 million, up 993% year-over-year; full fiscal year operating cash flow of $1,471.2 million, up 869% year-over-year
San Jose, California – March 1, 2021 – Zoom Video Communications, Inc. (NASDAQ: ZM), a leading provider of video-first unified communications, today announced financial results for the fourth quarter ended January 31, 2021.

“The fourth quarter marked a strong finish to an unprecedented year for Zoom. In FY2021, we significantly scaled our business to provide critical communications and collaboration services to our customers and the global community in response to the pandemic. We are humbled by our role as a trusted partner and an engine for the modern work-from-anywhere environment. Our ability to rapidly respond and execute drove strong financial results throughout the year,” said Eric S. Yuan, Founder and Chief Executive Officer of Zoom. “As we enter FY2022, we believe we are well positioned for strong growth with our innovative video communications platform, on which our customers can build, run, and grow their businesses; our globally recognized brand; and a team ever focused on delivering happiness to our customers.”
Fourth Quarter Fiscal Year 2021 Financial Highlights:
•Revenue: Total revenue for the quarter was $882.5 million, up 369% year-over-year.
•Income from Operations and Operating Margin: GAAP income from operations for the quarter was $256.1 million, compared to GAAP income from operations of $10.6 million in the fourth quarter of fiscal year 2020. After adjusting for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, non-GAAP income from operations for the fourth quarter was $360.9 million, up from $38.4 million in the fourth quarter of fiscal year 2020. For the fourth quarter, GAAP operating margin was 29.0% and non-GAAP operating margin was 40.9%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the quarter was $260.4 million, or $0.87 per share, compared to GAAP net income attributable to common stockholders of $15.3 million, or $0.05 per share in the fourth quarter of fiscal year 2020.
Non-GAAP net income for the quarter was $365.4 million, after adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $1.22. In the fourth quarter of fiscal year 2020, non-GAAP net income was $43.2 million, or $0.15 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of January 31, 2021 was $4,244.7 million.
•Cash Flow: Net cash provided by operating activities was $399.4 million for the quarter, compared to $36.6 million in the fourth quarter of fiscal year 2020. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $377.9 million, compared to $26.6 million in the fourth quarter of fiscal year 2020.
Full Fiscal Year 2021 Financial Highlights:
•Revenue: Total revenue for the fiscal year was $2,651.4 million, up 326% year-over-year.
•Income from Operations and Operating Margin: GAAP income from operations for the fiscal year was $659.8 million, compared to GAAP income from operations of $12.7 million for fiscal year 2020. After adjusting for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, and acquisition-related expenses, non-GAAP income from operations for the fiscal year was $983.3 million, up from $88.7 million for fiscal year 2020. For the fiscal year, GAAP operating margin was 24.9% and non-GAAP operating margin was 37.1%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the fiscal year was $671.5 million, or $2.25 per share, compared to GAAP net income attributable to common stockholders of $21.7 million, or $0.09 per share for fiscal year 2020.
Non-GAAP net income for the fiscal year was $995.7 million, after adjusting for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $3.34. In fiscal year 2020, non-GAAP net income was $101.3 million, or $0.35 per share.
•Cash Flow: Net cash provided by operating activities was $1,471.2 million for the fiscal year, compared to $151.9 million for fiscal year 2020. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $1,391.2 million, compared to $113.8 million for fiscal year 2020.

Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the fourth quarter of fiscal year 2021, Zoom had:
•Approximately 467,100 customers with more than 10 employees, up approximately 470% from the same quarter last fiscal year.
•1,644 customers contributing more than $100,000 in trailing 12 months (“TTM”) revenue, up approximately 156% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 11th consecutive quarter.

Financial Outlook: Zoom is providing the following guidance for its first quarter of fiscal year 2022 and its full fiscal year 2022.
•First Quarter Fiscal Year 2022: Total revenue is expected to be between $900.0 million and $905.0 million and non-GAAP income from operations is expected to be between $295.0 million and $300.0 million. Q1 non-GAAP diluted EPS is expected to be between $0.95 and $0.97 with approximately 307 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2022: Total revenue is expected to be between $3.760 billion and $3.780 billion and non-GAAP income from operations is expected to be between $1.125 billion and $1.145 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $3.59 and $3.65 with approximately 311 million non-GAAP weighted average shares outstanding.

Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on March 1, 2021 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom Video Communications, Inc. (NASDAQ: ZM) brings teams together to get more done in a frictionless and secure video environment. Our easy, reliable, and innovative video-first unified communications platform provides video meetings, voice, webinars, and chat across desktops, phones, mobile devices, and conference room systems. Zoom helps enterprises create elevated experiences with leading business app integrations and developer tools to create customized workflows. Founded in 2011, Zoom is headquartered in San Jose, California with offices around the world. Visit zoom.com and follow @zoom_us.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter of fiscal year 2022 and full fiscal year 2022, Zoom’s growth strategy and business aspirations for its video-first unified communications platform, its market position, and the continued impact of COVID-19 on its business and operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations, given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate once the impact of the COVID-19 pandemic tapers, particularly as a vaccine becomes widely available, and users return to work or school or are otherwise no longer subject to shelter-in-place mandates, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the quarter ended October 31, 2020 and filed as Exhibit 99.1 to our Current Report on Form 8-K filed the SEC on January 13, 2021. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margins. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, and acquisition-related expenses. Zoom excludes stock-based compensation expense and expenses related to charitable donation of common stock because they are non-cash in nature and excluding these expenses provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Colleen Rodriguez
Global Public Relations Lead for Zoom
press@zoom.us
Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
investors@zoom.us

Zoom Video Communications, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands)

	As of January 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$2,240,303	$283,134
Marketable securities	2,004,410	572,060
Accounts receivable, net	294,703	120,435
Deferred contract acquisition costs, current	136,630	44,885
Prepaid expenses and other current assets	116,819	75,008
Total current assets	4,792,865	1,095,522
Deferred contract acquisition costs, noncurrent	157,262	46,245
Property and equipment, net	149,924	57,138
Operating lease right-of-use assets	97,649	68,608
Goodwill	24,340	—
Other assets, noncurrent	75,953	22,332
Total assets	$5,297,993	$1,289,845
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,664	$1,596
Accrued expenses and other current liabilities	393,018	122,692
Deferred revenue, current	858,284	209,542
Total current liabilities	1,259,966	333,830
Deferred revenue, noncurrent	25,211	20,994
Operating lease liabilities, noncurrent	90,415	64,792
Other liabilities, noncurrent	61,634	36,286
Total liabilities	1,437,226	455,902

Stockholders’ equity:
Preferred stock	—	—
Common stock	292	277
Additional paid-in capital	3,187,168	832,705
Accumulated other comprehensive income	839	809
Retained earnings	672,468	152
Total stockholders’ equity	3,860,767	833,943
Total liabilities and stockholders’ equity	$5,297,993	$1,289,845

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was $24.6 million and $12.5 million as of January 31, 2021 and 2020, respectively.

Zoom Video Communications, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Revenue	$882,485	$188,251	$2,651,368	$622,658
Cost of revenue	267,284	32,547	821,989	115,396
Gross profit	615,201	155,704	1,829,379	507,262
Operating expenses:
Research and development	52,375	20,669	164,080	67,079
Sales and marketing	214,018	100,905	684,904	340,646
General and administrative	92,691	23,577	320,547	86,841
Total operating expenses	359,084	145,151	1,169,531	494,566
Income from operations	256,117	10,553	659,848	12,696
Interest income and other, net	8,536	3,992	18,186	13,666
Income before provision for (benefit from) income taxes	264,653	14,545	678,034	26,362
Provision for (benefit from) income taxes	4,043	(794)	5,718	1,057
Net income	260,610	15,339	672,316	25,305
Undistributed earnings attributable to participating securities	(217)	(26)	(789)	(3,555)
Net income attributable to common stockholders	$260,393	$15,313	$671,527	$21,750

Net income per share attributable to common stockholders:
Basic	$0.91	$0.06	$2.37	$0.09
Diluted	$0.87	$0.05	$2.25	$0.09
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	287,598,299	276,719,764	283,853,654	233,641,336
Diluted	300,613,251	292,789,235	298,127,669	254,298,014

Zoom Video Communications, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$260,610	$15,339	$672,316	$25,305
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	96,261	26,577	275,818	73,109
Amortization of deferred contract acquisition costs	33,025	11,162	104,306	37,101
Provision for accounts receivable allowances	11,789	2,394	32,007	6,370
Depreciation and amortization	9,456	4,860	28,857	16,449
Charitable donation of common stock	—	—	23,312	—
Non-cash operating lease cost	3,705	2,045	10,887	6,885
Other	2,643	509	3,822	(1,068)
Changes in operating assets and liabilities:
Accounts receivable	(28,922)	(27,829)	(219,039)	(64,715)
Prepaid expenses and other assets	(20,263)	(2,366)	(68,521)	(24,805)
Deferred contract acquisition costs	(40,774)	(21,890)	(307,068)	(72,714)
Accounts payable	(5,292)	(912)	3,481	(2,030)
Accrued expenses and other liabilities	47,735	(2,306)	251,654	51,179
Deferred revenue	32,124	29,707	665,724	106,286
Operating lease liabilities, net	(2,701)	(736)	(6,379)	(5,460)
Net cash provided by operating activities	399,396	36,554	1,471,177	151,892
Cash flows from investing activities:
Purchases of marketable securities	(1,040,361)	(171,121)	(2,056,470)	(800,228)
Maturities of marketable securities	174,188	179,414	580,795	343,554
Sales of marketable securities	—	—	36,897	—
Purchases of property and equipment	(21,455)	(9,952)	(79,972)	(38,084)
Cash paid for acquisition, net of cash acquired	—	—	(26,486)	—
Purchase of equity investment	—	—	(8,000)	(3,000)
Purchases of intangible assets	(1,458)	(141)	(5,843)	(141)
Purchase of convertible promissory note	—	—	(5,000)	—
Other	43	(1,569)	1,659	(1,569)
Net cash used in investing activities	(889,043)	(3,369)	(1,562,420)	(499,468)
Cash flows from financing activities:
Proceeds from follow-on offering, net of underwriting discounts and commissions and other offering costs	1,979,206	—	1,979,206	—
Proceeds from issuance of common stock for employee stock purchase plan	17,673	15,482	38,433	15,482
Proceeds from exercise of stock options, net of repurchases	4,709	3,585	28,550	9,169
Proceeds from employee equity transactions to be remitted to employees and tax authorities, net	(247,553)	—	4,088	48,547
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions and other offering costs	—	—	—	542,492
Net cash provided by financing activities	1,754,035	19,067	2,050,277	615,690
Net increase in cash, cash equivalents, and restricted cash	1,264,388	52,252	1,959,034	268,114
Cash, cash equivalents, and restricted cash—beginning of year	1,028,728	281,830	334,082	65,968
Cash, cash equivalents, and restricted cash—end of year	$2,293,116	$334,082	$2,293,116	$334,082

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
GAAP income from operations	$256,117	$10,553	$659,848	$12,696
Add:
Stock-based compensation expense and related payroll taxes	101,853	27,892	290,832	75,971
Charitable donation of common stock	—	—	23,312	—
Acquisition-related expenses	2,938	—	9,278	—
Non-GAAP income from operations	$360,908	$38,445	$983,270	$88,667

GAAP net income attributable to common stockholders	$260,393	$15,313	$671,527	$21,750
Add:
Stock-based compensation expense and related payroll taxes	101,853	27,892	290,832	75,971
Charitable donation of common stock	—	—	23,312	—
Acquisition-related expenses	2,938	—	9,278	—
Undistributed earnings attributable to participating securities	217	26	789	3,555
Non-GAAP net income	$365,401	$43,231	$995,738	$101,276

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.91	$0.06	$2.37	$0.09
GAAP net income per share - diluted	$0.87	$0.05	$2.25	$0.09
Non-GAAP net income per share - basic	$1.27	$0.16	$3.51	$0.37
Non-GAAP net income per share - diluted	$1.22	$0.15	$3.34	$0.35

GAAP weighted-average shares used to compute net income per share - basic	287,598,299	276,719,764	283,853,654	233,641,336
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	—	—	37,484,508
Non-GAAP weighted-average shares used to compute net income per share - basic	287,598,299	276,719,764	283,853,654	271,125,844

GAAP weighted-average shares used to compute net income per share - diluted	300,613,251	292,789,235	298,127,669	254,298,014
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	—	—	37,484,508
Non-GAAP weighted-average shares used to compute net income per share - diluted	300,613,251	292,789,235	298,127,669	291,782,522

Net cash provided by operating activities	$399,396	$36,554	$1,471,177	$151,892
Less:
Purchases of property and equipment	(21,455)	(9,952)	(79,972)	(38,084)
Free cash flow (non-GAAP)	$377,941	$26,602	$1,391,205	$113,808
Net cash used in investing activities	$(889,043)	$(3,369)	$(1,562,420)	$(499,468)
Net cash provided by financing activities	$1,754,035	$19,067	$2,050,277	$615,690